                                                                    Exhibit 99.3


                                    CONSENT


     The undersigned hereby consents to be named in the Registration Statement on Form S-1 (and the Prospectus included therein) of The Corporate Executive Board Company (the "Company") as a person appointed as a director of the Company as of the closing of the Offering (as defined in the Prospectus) and to serve as a director of the Company effective as of such time.


Dated:  January 21, 1999                  /s/ Stephen G. Pagliuca
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                                            Stephen G. Pagliuca